Irrevocable Proxy

The undersigned shareholder of Web2 Corp., a Delaware corporation (the “Company”), does hereby irrevocably constitute and appoint William A. Mobley, Jr. and Andre L. Forde, and each of them acting alone, as his true and lawful attorney, agent and proxy, with full power of substitution, to act for the undersigned shareholder and to vote 17,030,985 shares of common stock, $.001 par value, of the Company beneficially owned by the undersigned shareholder at any time and from time to time after the date of this instrument on all matters brought before the shareholders of the Company.

This proxy is given pursuant to the provisions of that certain Stock Purchase Agreement dated as of December 19, 2007 by and among the Company and various other parties (the “Stock Purchase Agreement”), and is coupled with an interest. This proxy is irrevocable and may not be revoked, amended or altered by the undersigned shareholder. This proxy shall be valid and binding and shall remain in full force and effect for a period of three years from and after the date of this instrument.

This proxy shall for all purposes be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned shareholder has executed and delivered this instrument as of December 19, 2007.

/s/ Steven A. Horowitz
Steven A. Horowitz